EX 21.1

                   SUBSIDIARY CORPORATIONS OF
                     CHESAPEAKE CORPORATION

                        December 31, 1998

                                             State of
             Name                         Incorporation
             ----                         -------------

Cary St. Company                             Delaware

Capitol Packaging Company                    Colorado

The Chesapeake Corporation of Virginia       Virginia

Chesapeake Display and Packaging Company     Iowa

Chesapeake Forest Products Company           Virginia

Chesapeake Packaging Co.                     Virginia

Chesapeake Recycling Co.                     Virginia

Chesapeake Resources Company                 Virginia

Chesapeake Trading Company                   Virginia

Chesapeake Trading Company, Inc.             U.S. Virgin Islands

Chesapeake Building Products Company         Virginia

Delmarva Properties, Inc.                    Virginia

Stonehouse Inc.                              Virginia

Wisconsin Tissue Mills Inc.                  Delaware

Chesapeake International Holding Company     Virginia

Wisconsin Tissue de Mexico SA                Mexico

Chesapeake Display and Packaging (Canada)
  Limited                                    Ontario, Canada

Chesapeake Europe SA                         France

Chesapeake Display and Packaging Europe      France


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